UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2012

TARGA RESOURCES PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On December 4, 2012, Targa Resources Partners LP (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Partnership, its wholly-owned subsidiary, Targa Resources Partners Finance Corporation (“Finance Corp” and together with the Partnership, the “Issuers”), certain subsidiary guarantors named therein (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $200,000,000 in aggregate principal amount of the Issuers’ 5.25% senior unsecured notes due 2023 (the “Additional Notes”). The Additional Notes were sold at 101.000% of par, resulting in net proceeds to the Partnership of $199,500,000, excluding accrued interest payable by the buyer.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The Additional Notes were issued pursuant to that certain indenture (the “Indenture”), dated October 25, 2012, among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Issuers entered into the Indenture in connection with their issuance of $400,000,000 in aggregate principal amount of 5.25% senior unsecured notes due 2023 (the “Initial Notes”) on October 25, 2012. The Indenture governs both the Additional Notes and the Initial Notes (collectively, the “Notes”).

On December 10, 2012, the Additional Notes were issued pursuant to the Indenture in a transaction exempt from the registration requirements under the Securities Act. The Additional Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

The Notes will mature on May 1, 2023, and interest is payable on the Notes semi-annually in arrears on each May 1 and November 1, commencing May 1, 2013. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

At any time prior to November 1, 2015, the Issuers may redeem up to 35% of the Notes at a redemption price of 105.250% of the principal amount, plus accrued and unpaid interest to the redemption date, in an amount not greater than the proceeds of certain equity offerings so long as the redemption occurs within 180 days of completing such equity offering and at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Prior to November 1, 2017 the Issuers may redeem some or all of the notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium and accrued and unpaid interest to the redemption date. On and after November 1, 2017, the Issuers may redeem some or all of the notes at redemption prices (expressed as percentages of principal amount) equal to 102.625% for the twelve-month period beginning November 1, 2017, 101.750% for the twelve-month period beginning November 1, 2018, 100.875% for the twelve-month period beginning November 1, 2019 and 100.000% beginning November 1, 2020, plus accrued and unpaid interest to the redemption date.

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) incur additional debt or enter into sale and leaseback transactions; (ii) pay distributions on, or repurchase, equity interests; (iii) make certain investments; (iv) incur liens; (v) enter into transactions with affiliates; (vi) merge or consolidate with another company; and (vii) transfer and sell assets. These covenants are subject to a number of important exceptions and qualifications. If at any time when the Notes are rated investment grade by either of Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on, or liquidated damages, if any, with respect to, the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership or any Guarantor to make a change of control offer or an asset sale offer within the requisite time periods, to consummate a purchase of Notes when required under the Indenture or to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934; (v)

failure by the Partnership or any Guarantor to comply for 60 days after written notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of the Partnership’s restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of 3.0% of the Partnership’s consolidated net tangible assets, provided, however, that if, prior to any acceleration of the Notes, (a) any such Payment Default is cured or waived, (b) any such acceleration of such indebtedness is rescinded, or (c) such indebtedness is repaid during the 30 day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration of such indebtedness, as applicable, any default or event of default (but not any acceleration of the notes) caused by such Payment Default or acceleration of such indebtedness shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law; (vii) failure by either Issuer or any of the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of 3.0% of the Partnership’s consolidated net tangible assets, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

Registration Rights Agreement

On December 10, 2012, in connection with the issuance of the Additional Notes, the Partnership entered into a Registration Rights Agreement among the Issuers, the Guarantors and the Initial Purchasers. Pursuant to the Registration Rights Agreement, unless the restrictive legend has been removed from the Additional Notes and the Additional Notes are freely tradable pursuant to Rule 144 under the Securities Act as of the 370th day following October 25, 2012, the Issuers and the Guarantors will (1) use commercially reasonable efforts to consummate an exchange offer and (2) if required, have a shelf registration statement declared effective with respect to resales of the Additional Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to exchange or register the Additional Notes within the specified time periods.

Relationships

The Initial Purchasers or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. Merrill Lynch, Pierce, Fenner & Smith Incorporated is co-lead arranger, administrative agent and co-documentation agent under the Partnership’s senior secured credit facility and affiliates of each of the Initial Purchasers are lenders under the senior secured credit facility. The Partnership has entered into swap transactions with certain of the Initial Purchasers and has agreed to pay these counterparties a fee in an amount the Partnership believes to be customary in connection with these transactions.

The descriptions set forth above in Item 1.01 are qualified in their entirety by the Purchase Agreement, the Indenture and the Registration Rights Agreement, which are filed or incorporated by reference herewith as Exhibits 10.1, 4.1 and 4.2 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01 Other Events.

On December 4, 2012, the Partnership issued a press release announcing its commencement of its offering of the Additional Notes. The Partnership is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

Also on December 4, 2012, the Partnership issued a press release announcing the pricing of the Additional Notes. A copy of the Partnership’s press release is filed as Exhibit 99.2 hereto and is incorporated by reference into this Item 8.01.

Each of the press releases shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture dated as of October 25, 2012 among the Issuers and the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 26, 2012).

4.2	Registration Rights Agreement dated as of December 10, 2012 among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and RBS Securities Inc., as representatives of the several initial purchasers.

10.1	Purchase Agreement dated as of December 4, 2012 among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and RBS Securities Inc., as representatives of the several initial purchasers.

99.1	Press release dated December 4, 2012, announcing the launch of the Notes.

99.2	Press release dated December 4, 2012, announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES PARTNERS LP

	By:	Targa Resources GP LLC,
its general partner

Dated: December 10, 2012	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Indenture dated as of October 25, 2012 among the Issuers and the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 26, 2012).

4.2	Registration Rights Agreement dated as of December 10, 2012 among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and RBS Securities Inc., as representatives of the several initial purchasers.

10.1	Purchase Agreement dated as of December 4, 2012 among the Issuers, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Barclays Capital Inc. and RBS Securities Inc., as representatives of the several initial purchasers.

99.1	Press release dated December 4, 2012, announcing the launch of the Notes.

99.2	Press release dated December 4, 2012, announcing the pricing of the Notes.